Exhibit 99.1
FOSTER WHEELER ANNOUNCES FOURTH CONSECUTIVE RECORD-BREAKING EARNINGS QUARTER

•	Net earnings increased by 685 percent to an all-time quarterly record of $114.8 million
•	EBITDA increased by 254 percent to $162.3 million
•	New orders in scope increased by 29 percent to $1.07 billion
•	Scope backlog increased by 10 percent to $2.74 billion

HAMILTON, BERMUDA, May 9, 2007 -- Foster Wheeler Ltd. (NASDAQ: FWLT) today announced record net earnings of $114.8 million for the first quarter of 2007, compared with $14.6 million for the first quarter of 2006. Earnings per diluted share for the first quarter of 2007 were $1.60, compared with a net loss per diluted share of $0.08 for the first quarter of 2006. The first-quarter 2006 net loss per diluted share included the $0.29 per diluted share allocation of earnings to shares issued to warrant holders who participated in the Company’s January 2006 warrant inducement offers.

 “I would like to congratulate all Foster Wheeler employees worldwide for producing a fourth consecutive record-breaking earnings quarter,” said Raymond J. Milchovich, chairman and chief executive officer. “Our consistent pursuit of commercial and operational excellence is clearly re-inventing the earning capability of our 116-year-old company. Both of our business groups delivered performance breakthroughs from the year-ago quarter, the most notable of which are summarized below.”

Global Engineering & Construction (E&C) Group
	Q1’07	Q1’06	% change
Scope operating revenues (millions)	$529.6	$298.3	+78%
EBITDA (millions)	$141.1	$55.0	+157%
EBITDA margin on scope operating revenues	26.6%	18.4%	+45%
Scope bookings (millions)	$533.3	$422.7	+26%
Scope backlog (billions)	$1.60	$1.34	+ 20%

Global Power Group
	Q1’07	Q1’06	% change
Scope operating revenues (millions)	$324.8	$219.7	+48%
EBITDA (millions)	$37.0	$13.8	+168%
EBITDA margin on scope operating revenues	11.4%	6.3%	+81%
Scope bookings (millions)	$540.7	$411.2	+31%
Scope backlog (billions)	$1.14	$1.15	-1%

EBITDA

First-quarter 2007 consolidated EBITDA (earnings before interest expense, income taxes, depreciation and amortization) increased by 254 percent to $162.3 million, up from $45.9 million in the first quarter of 2006.

New orders, revenues and backlog

The Company delivered another strong bookings quarter with consolidated new orders measured in Foster Wheeler scope, which excludes flow-through costs, increasing by 29 percent to $1.07 billion in the first quarter of 2007, compared with $833.9 million in the first quarter of 2006.

For the first quarter of 2007, consolidated operating revenues measured in Foster Wheeler scope increased by 65 percent to $854.5 million, from $518.0 million for the year-ago quarter.

Consolidated scope backlog increased to $2.74 billion at the end of the first quarter of 2007 from $2.53 billion at the end of the fourth quarter of 2006, and increased by 10 percent from the $2.49 billion scope backlog at the end of the year-ago quarter.

Capacity increase and market outlook

At the end of the first quarter of 2007, Foster Wheeler had nearly 13,000 employees worldwide. During the first quarter of 2007, the Global E&C Group increased its direct manpower by 9 percent, taking its total increase in direct manpower to 60 percent since year-end 2005. The Global Power Group has also started to expand its capacity and increased its total manpower by 3 percent during the first quarter of 2007.

The fundamentals supporting the markets served by the Company’s Global E&C Group and Global Power Group remain very robust, with strong global economic growth continuing to drive investment in new and existing oil and gas, refinery, petrochemical and power facilities. The Company plans to continue to increase the capacity of its two business groups to capture the opportunities offered by these very strong markets.

Worldwide cash and domestic liquidity

As of March 30, 2007, total cash and short-term investments were $612.6 million, compared with $630.0 million at December 29, 2006, and $425.6 million at the end of the first quarter of 2006.

During the first quarter of 2007, Foster Wheeler contributed $35 million to its U.S. pension plans. This contribution consisted of the acceleration of the $20 million estimated full-year 2007 required payment and an additional $15 million voluntary contribution. The Company does not expect to be required to make any further contributions to the U.S. pension plans until 2011 or later.

Working capital increased by $119.8 million during the first quarter of 2007.  This resulted primarily from the Company’s increasing volume of business, from the changing business mix in its Global E&C Group, where a growing client preference to award reimbursable, rather than lump-sum turnkey, contracts creates increased levels of project working capital, and from a mix of contracts booked by the Global Power Group that involved a lower than normal amount of advance payments.

Credit rating upgrade

Moody’s Investors Service (Moody’s) and Standard & Poor's (S&P) recently raised Foster Wheeler's credit ratings. Moody's raised the Company's corporate credit rating to “Ba3” from “B1”, raised the credit rating assigned to Foster Wheeler's five-year, $350 million senior secured domestic credit facility to “Baa3” (investment grade) from “Ba1”, and confirmed that its ratings outlook for Foster Wheeler remains “positive.” S&P raised the Company's corporate credit rating to “BB” from “B+”, and raised the credit rating assigned to the domestic credit facility to “BB+” from “BB-.”

Credit facility amendment

Effective May 4, 2007, the Company amended its $350 million, five-year senior secured domestic credit facility to a) increase the facility by $100 million, (b) reduce the pricing applicable to the $150 million synthetic portion of the facility by 50 basis points per annum, and (c) provide a new option to increase the facility by an additional $100 million at a later date. The amendment to the facility provides the increased bonding capacity that the Company requires to support the continued growth of its operations and volume of business. The facility’s improved pricing reflects the recent upgrades to the Company’s credit ratings by Moody’s Investors Service and Standard & Poor’s. The Company does not intend to borrow under the facility during 2007.

Calculation of EBITDA

EBITDA is a supplemental financial measure not defined in generally accepted accounting principles (“GAAP”). The Company defines EBITDA as income before interest expense, income taxes, depreciation and amortization. The Company has presented EBITDA because it believes it is an important supplemental measure of operating performance. EBITDA, after adjustment for certain unusual and infrequent items specifically excluded in the terms of the Company’s current and prior senior credit agreements, is used for certain covenants under its current and prior senior credit agreements. The Company believes that the line item on its condensed consolidated statement of operations and comprehensive income entitled “net income” is the most directly comparable GAAP financial measure to EBITDA. Since EBITDA is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or any other GAAP financial measure.

EBITDA, as calculated by the Company, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As EBITDA excludes certain financial information that is included in net income, users of this financial information should consider the type of events and transactions that are excluded.

The Company’s non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•
It does not include interest expense. Because the Company has borrowed money to finance some of its operations, interest is a necessary and ongoing part of its costs and has assisted the Company in generating revenue. Therefore, any measure that excludes interest has material limitations;

•	It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the Company’s operations, any measure that excludes taxes has material limitations;
•
It does not include depreciation and amortization. Because the Company must utilize property, plant and equipment and intangible assets in order to generate revenues in its operations, depreciation and amortization are necessary and ongoing costs of its operations. Therefore, any measure that excludes depreciation and amortization has material limitations.

07-222

Notes to Editor:

1.	Consolidated Statements, including reconciliation of EBITDA, follow.

2.
Foster Wheeler scope - metrics expressed in Foster Wheeler scope, often referred to as “scope,” represent that portion of the Company’s operating revenues, new orders booked and backlog on which profit is earned. Scope excludes revenues relating to third-party costs incurred by the Company as agent or principal on a reimbursable basis (“flow-through” costs).

3.
Foster Wheeler will today conduct a conference call, including a slide presentation, at 11:00 a.m. (Eastern). The call will be accessible to the public by telephone or Webcast. To listen to the call by telephone in the United States, dial 866-425-6195 (conference I.D. No. 8685505) approximately ten minutes before the call. International access is available by dialing 973-935-8752 (conference I.D. No. 8685505). The conference call and the presentation slides will also be available over the Internet at www.fwc.com or through StreetEvents at www.streetevents.com. The presentation slides will be available one hour before the call starts. A replay of the call, together with the presentation slides, will be available on the company's Web site and the call replay can also be accessed by telephone. The replay and slide presentation can also be accessed on the company's Web site for four weeks following the call. To listen to the replay by telephone, dial 877-519-4471 or 973-341-3080 (replay passcode 8685505# required) starting one hour after the conclusion of the call through 8:00 p.m. (Eastern) on Wednesday, June 6, 2007.

4.
Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of engineering, procurement, construction, manufacturing, project development and management, research and plant operation services. Foster Wheeler serves the refining, upstream oil and gas, LNG and gas-to-liquids, petrochemical, chemicals, power, pharmaceuticals, biotechnology and healthcare industries. The corporation is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey, USA. For more information about Foster Wheeler, visit our Web site at www.fwc.com.

5.	Safe Harbor Statement

This news release contains forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the Company’s expectations regarding revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims, and the costs of current and future asbestos claims, and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described under the heading “Business—Risk Factors of the Business” in the Company’s most recent annual report on Form 10-K and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: changes in the rate of economic growth in the United States and other major international economies, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power industries, changes in the financial condition of its customers, changes in regulatory environment, changes in project design or schedules, contract cancellations, changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, currency fluctuations, war and/or terrorist attacks on facilities either owned or where equipment or services are or may be provided, interruptions to shipping lanes or other methods of transport, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of its patents and other intellectual property rights, increasing competition by foreign and domestic companies, compliance with its debt covenants, recoverability of claims against its customers and others by the Company and clams by third parties against the Company, changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission.

# # #

Contacts:

Media Contact:	Maureen Bingert 908-730-4444
Investor Contact:	Kevin Hagan 908-713-2034
Other Inquiries:	908-730-4000

Foster Wheeler Ltd. and Subsidiaries
Consolidated Statement of Operations - Summary
(in thousands of dollars, except share data and per share amounts)
Unaudited

	Three months ended
	March 30, 2007	March 31, 2006

Unfilled orders	$5,706,500	$4,553,400
New orders booked	1,416,500	1,529,400

Operating revenues	$1,152,122	$645,842
Cost of operating revenues	(944,610)	(565,524)
Contract profit	207,512	80,318

Selling, general & administrative expenses	(55,088)	(50,139)
Other income	11,516	15,755
Other deductions	(8,172)	(7,479)
Interest expense	(4,725)	(7,947)
Minority interest in (income)/loss of consolidated affiliates	(2,309)	389

Income before income taxes	148,734	30,897
Provision for income taxes	(33,909)	(16,266)
Net income	$114,825	$14,631

Shares Outstanding:
Weighted-average number of common shares outstanding for basic earnings/(loss) per common share	69,753,876	63,069,436

Weighted-average number of common shares outstanding for diluted earnings/(loss) per common share	71,765,528	63,069,436

Earnings/(loss) per common share:
Basic	$1.65	$(0.08)
Diluted	$1.60	$(0.08)

Foster Wheeler Ltd. and Subsidiaries
Major Business Groups
(in thousands of dollars)
Unaudited

	Three Months Ended
	March 30, 2007	March 31, 2006
Global Engineering & Construction Group
Unfilled orders - in future revenues	$4,554,700	$3,392,700
New orders booked - in future revenues	872,700	1,115,200
Operating revenues	824,169	423,153
EBITDA	141,133	54,959

Foster Wheeler Scope (1):
Unfilled orders	1,601,500	1,339,000
New orders booked	533,300	422,700
Operating revenues	529,631	298,300

Global Power Group
Unfilled orders - in future revenues	1,151,800	1,160,700
New orders booked - in future revenues	543,800	414,200
Operating revenues	327,953	222,660
EBITDA	37,024	13,825

Foster Wheeler Scope (1):
Unfilled orders	1,138,500	1,146,400
New orders booked	540,700	411,200
Operating revenues	324,822	219,700

Corporate and Finance Group (2)
Unfilled orders - in future revenues	0	0
New orders booked - in future revenues	0	0
Operating revenues	0	29
EBITDA	(15,860)	(22,890)

Consolidated
Unfilled orders - in future revenues	5,706,500	4,553,400
New orders booked - in future revenues	1,416,500	1,529,400
Operating revenues	1,152,122	645,842
EBITDA	162,297	45,894

Foster Wheeler Scope (1):
Unfilled orders	2,740,000	2,485,400
New orders booked	1,074,000	833,900
Operating revenues	854,453	518,000

(1) Foster Wheeler Scope represents that portion of unfilled orders, new orders booked and operating revenues on which profit can be earned. Foster Wheeler Scope excludes revenues relating to third-party costs incurred by us as agent or principal on a reimbursable basis.

(2)Includes intersegment eliminations.

Foster Wheeler Ltd. and Subsidiaries
Reconciliations of EBITDA and Foster Wheeler Scope
(in thousands of dollars)

	Three months ended
	March 30, 2007	March 31, 2006
Reconciliation of Consolidated EBITDA to Consolidated
Net Income

EBITDA	162,297	45,894
Less: Interest expense	(4,725)	(7,947)
Less: Depreciation/amortization (1)	(8,838)	(7,050)
Income before income taxes	148,734	30,897
Provision for income taxes	(33,909)	(16,266)
Net income	114,825	14,631

Reconciliation of Foster Wheeler Scope Operating Revenues to Operating Revenues

Global Engineering & Construction Group

Foster Wheeler Scope operating revenues	529,631	298,300
Flow-through revenues	294,538	124,853
Operating revenues	824,169	423,153

Global Power Group

Foster Wheeler Scope operating revenues	324,822	219,700
Flow-through revenues	3,131	2,960
Operating revenues	327,953	222,660

Corporate & Finance Group

Foster Wheeler Scope operating revenues	0	0
Flow-through revenues	0	29
Operating revenues	0	29

Consolidated

Foster Wheeler Scope operating revenues	854,453	518,000
Flow-through revenues	297,669	127,842
Operating revenues	1,152,122	645,842

(1) The depreciation / amortization for the major business groups is:
	Three months ended
	March 30, 2007	March 31, 2006

Global Engineering & Construction Group	(3,478)	(1,843)
Global Power Group	(5,019)	(4,868)
Corporate & Finance Group	(341)	(339)
Total depreciation / amortization	(8,838)	(7,050)

Foster Wheeler Ltd. and Subsidiaries
Condensed Consolidated Balance Sheet
(in thousands of dollars)
Unaudited

	March 30,	December 29,
ASSETS	2007	2006
Current Assets:
Cash and cash equivalents	$593,337	$610,887
Accounts and notes receivable, net:
Trade	515,485	483,819
Other	87,699	83,497
Contracts in process	210,521	159,121
Prepaid, deferred and refundable income taxes	21,305	20,708
Other current assets	31,805	31,288
Total current assets	1,460,152	1,389,320

Land, buildings and equipment, net	302,145	302,488
Restricted cash	19,263	19,080
Notes and accounts receivable – long-term	5,069	5,395
Investments in and advances to unconsolidated affiliates	160,251	167,186
Goodwill, net	51,648	51,573
Other intangible assets, net	62,733	62,004
Asbestos-related insurance recovery receivable	339,047	350,322
Other assets	90,369	91,081
Deferred income taxes	124,302	127,574
TOTAL ASSETS	$2,614,979	$2,566,023

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current installments on long-term debt	$21,132	$21,477
Accounts payable	258,387	263,715
Accrued expenses	268,063	288,658
Billings in excess of costs and estimated earnings on uncompleted contracts	603,150	622,422
Income taxes payable	64,035	51,331
Total current liabilities	1,214,767	1,247,603

Long-term debt	182,242	181,492
Deferred income taxes	68,511	66,522
Pension, postretirement and other employee benefits	348,178	385,976
Asbestos-related liability	401,659	424,628
Other long-term liabilities and minority interest	203,511	196,092
Commitments and contingencies
TOTAL LIABILITIES	2,418,868	2,502,313

Temporary Equity:
Non-vested restricted awards subject to redemption	1,821	983
TOTAL TEMPORARY EQUITY	1,821	983

Shareholders' Equity:
Preferred shares	0	0
Common shares	702	690
Paid-in capital	1,361,107	1,349,492
Accumulated deficit	(833,644)	(944,113)
Accumulated other comprehensive loss	(333,875)	(343,342)
TOTAL SHAREHOLDERS’ EQUITY	194,290	62,727
TOTAL LIABILITIES, TEMPORARY EQUITY
AND SHAREHOLDERS’ EQUITY	$2,614,979	$2,566,023